                                                                     EXHIBIT 4.3

                                 PURPLE RAY, INC.
                                 2000 STOCK PLAN

1. Purposes of the Plan. The purposes of this Stock Plan are to attract and retain the best available personnel for positions of substantial responsibility, to provide additional incentive to Employees and Consultants of the Company and its Subsidiaries and to promote the success of the Company's business. Options granted under the Plan may be incentive stock options (as defined under Section 422 of the Code) or non-statutory stock options, as determined by the Administrator at the time of grant of an option and subject to the applicable provisions of Section 422 of the Code, as amended, and the regulations promulgated thereunder. Stock purchase rights may also be granted under the Plan.

2.      Definitions.  As used herein, the following definitions shall apply:

        (a) "ADMINISTRATOR" means the Board or any of its Committees appointed pursuant to Section 4 of the Plan.

        (b) "APPLICABLE LAWS" means the requirements relating to the administration of stock option plans under U.S. state corporate laws, U.S. federal and state securities laws, the Code, any stock exchange or quotation system on which the Common Stock is listed or quoted and the applicable laws of any other country or jurisdiction where Options or Stock Purchase Rights are granted under the Plan.

        (c) "BOARD" means the Board of Directors of the Company.

        (d) "CODE" means the Internal Revenue Code of 1986, as amended.

        (e) "COMMITTEE" means the Committee, if any, appointed by the Board of Directors in accordance with paragraph (a) of Section 4 of the Plan.

        (f) "COMMON STOCK" means the Common Stock of the Company.

        (g) "COMPANY" means Purple Ray, Inc., a California corporation.

        (h) "CONSULTANT" means any person, including an advisor, who is engaged by the Company or any Parent or Subsidiary to render advisory or consulting services and is compensated for such services, and any director of the Company whether compensated for such services or not; provided that if and in the event the Company registers any class of any equity security pursuant to the Exchange Act, the term Consultant shall thereafter not include directors who are not compensated for their services or are paid only a director's fee by the Company.

        (i) "CONTINUOUS STATUS AS AN EMPLOYEE" means the absence of any interruption or termination of the employment relationship by the Company or any Subsidiary. Continuous Status as an Employee shall not be considered interrupted in the case of: (i) sick leave, military leave or any other leave of absence approved by the Board, provided that such leave is for a period of not more than ninety (90) days, unless reemployment upon the expiration of such leave is guaranteed by contract or statute, or unless provided otherwise pursuant to Company policy adopted from time to time; or



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

(ii) in the case of transfers between locations of the Company or between the Company, its Subsidiaries or its successor.

        (j) "EMPLOYEE" means any person, including officers and directors, employed by the Company or any Parent or Subsidiary of the Company. The payment of a director's fee by the Company shall not be sufficient to constitute "employment" by the Company.

        (k) "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

        (l) "FAIR MARKET VALUE" means, as of any date, the value of Common Stock determined as follows:

         (i) If the Common Stock is then quoted on the NASDAQ National Market, its closing price on the NASDAQ National Market on the date of determination as reported in The Wall Street Journal;

         (ii) If the Common Stock is publicly traded and is then listed on a national securities exchange, its closing price on the date of determination on the principal national securities exchange on which the Common Stock is listed or admitted to trading as reported in The Wall Street Journal;

         (iii) If the Common Stock is publicly traded but is not quoted on the NASDAQ National Market nor listed or admitted to trading on a national securities exchange, the average of the closing bid and asked prices on the date of determination as reported in The Wall Street Journal; or

         (iv) If none of the foregoing is applicable, the Fair Market Value thereof shall be determined in good faith by the Board.

        (m) "INCENTIVE STOCK OPTION" means an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code.

        (n) "NONSTATUTORY STOCK OPTION" means an Option not intended to qualify as an Incentive Stock Option.

        (o) "OPTION" means a stock option granted pursuant to the Plan.

        (p) "OPTIONED STOCK" means the Common Stock subject to an Option.

        (q) "OPTIONEE" means an Employee or Consultant who receives an Option.

        (r) "PARENT" means a "parent corporation", whether now or hereafter existing, as defined in Section 424(e) of the Code.

        (s) "PLAN" means this Stock Plan, as amended from time to time.

        (t) "PURCHASER" means an Employee or Consultant who exercises a Stock Purchase Right.




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

        (u) "SERVICE" means the provision of services to the Company or any Parent or Subsidiary by an individual in the capacity of an Employee, a non-employee member of the board of directors or a Consultant.

        (v) "SHARE" means a share of the Common Stock, as adjusted in accordance with Section 12 of the Plan.

        (w) "STOCK PURCHASE RIGHT" means the right to purchase Restricted Stock granted pursuant to Section 11 of the Plan.

        (x) "SUBSIDIARY" means a "subsidiary corporation", whether now or hereafter existing, as defined in Section 424(f) of the Code.

        (y) "TOUCH UP OPTION" means an Option designated as a "Touch Up Option" by the Administrator and granted to an existing Optionee from time to time after the initial grant of Options to such Optionee.

3. Stock Subject to the Plan. Subject to the provisions of Section 12 of the Plan, the maximum aggregate number of shares which may be optioned and sold under the Plan is 8,800,000 Shares of Common Stock. The shares may be authorized, but unissued, or reacquired Common Stock. If an Option or Stock Purchase Right should expire or become unexercisable for any reason without having been exercised in full, the unpurchased Shares which were subject thereto shall, unless the Plan shall have been terminated, become available for future grant under the Plan.

4.      Administration of the Plan.

        (a) Procedure. The Plan shall be administered by the Board or by a Committee designated by the Board to administer the Plan. Once appointed, such Committee shall continue to serve in its designated capacity until otherwise directed by the Board. From time to time the Board may increase the size of the Committee and appoint additional members thereof, remove members (with or without cause) and appoint new members in substitution therefor, fill vacancies, however caused, and remove all members of the Committee and thereafter directly administer the Plan, all in accordance with the legal requirements relating to the administration of incentive stock option plans, if any, of California corporate and securities laws and of the Code (the "Applicable Laws").

        (b) Powers of the Administrator. Subject to the provisions of the Plan and in the case of a Committee, the specific duties delegated by the Board to such Committee, the Administrator shall have the authority, in its discretion:

            (i) to determine the Fair Market Value of the Common Stock, in accordance with Section 2 of the Plan;

            (ii) to select the Consultants and Employees to whom Options and Stock Purchase Rights may from time to time be granted hereunder;

            (iii) to determine whether and to what extent Options and Stock Purchase Rights or any combination thereof, are granted hereunder;




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

            (iv) to determine the number of shares of Common Stock to be covered by each such award granted hereunder;

            (v) to approve forms of agreement for use under the Plan;

            (vi) to determine the terms and conditions, not inconsistent with the terms of the Plan, of any award granted hereunder (including, but not limited to the share price and any restriction or limitation, based in each case on such factors as the Administrator shall determine, in its sole discretion);

            (vii) to determine the terms and restrictions applicable to Stock Purchase Rights and the Restricted Stock purchased by exercising such Stock Purchase Rights;

            (viii) to prescribe, amend and rescind rules and regulations relating to the Plan, including rules and regulations relating to sub-plans established for the purpose of qualifying for preferred tax treatment under foreign tax laws;

            (ix) to allow Optionees to satisfy withholding tax obligations by electing to have the Company withhold from the Shares to be issued upon exercise of an Option or Stock Purchase Right that number of Shares having a Fair Market Value equal to the amount required to be withheld. The Fair Market Value of the Shares to be withheld shall be determined on the date that the amount of tax to be withheld is to be determined. All elections by Optionees to have Shares withheld for this purpose shall be made in such form and under such conditions as the Administrator may deem necessary or advisable;

            (x) to provide, in accordance with any policies of the Company, for suspension or modification of vesting upon an Optionee's status as an Employee or Consultant, including changes (without limitation) in status from Employee to Consultant or visa versa and changes in status from full time to part-time Employee;

            (xi) to make any other such determinations with respect to awards under the Plan as it shall deem appropriate, including (without limitation) determinations with respect to vesting, exercisability and price adjustments; and

            (xii) to grant additional Touch-Up Options to Optionees, at such times and in such amounts as the Administrator shall determine, in its sole discretion.

        (c) Effect of Administrator's Decision. All decisions, determinations and interpretations of the Administrator shall be final and binding on all Optionees and Purchasers and any other holders of any Options or Stock Purchase Rights.

5.      Eligibility for Options.

        (a) Nonstatutory Stock Options may be granted to Employees and Consultants. Incentive Stock Options may be granted only to Employees. An Employee or Consultant who has been granted an Option may, if he is otherwise eligible, be granted an additional Option or Options.




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

        (b) Each Option shall be designated in the written option agreement as either an Incentive Stock Option or a Nonstatutory Stock Option. However, notwithstanding such designations, to the extent that the aggregate Fair Market Value of the Shares with respect to which Options designated as Incentive Stock Options are exercisable for the first time by any Optionee during any calendar year (under all plans of the Company or any Parent or Subsidiary) exceeds $100,000, such excess Options shall be treated as Nonstatutory Stock Options.

        (c) For purposes of Section 5(b), Incentive Stock Options shall be taken into account in the order in which they were granted, and the Fair Market Value of the Shares shall be determined as of the time the Option with respect to such Shares is granted.

        (d) The Plan shall not confer upon any Optionee any right with respect to continuation of employment or consulting relationship with the Company, nor shall it interfere in any way with his right or the Company's right to terminate his employment or consulting relationship at any time, with or without cause.

        (e) From time to time and at least annually, the Administrator may determine that an initial grant of Options to an Optionee is insufficient based on the level of the Optionee's service to the Company, and that Touch Up Options should be granted to such Optionees. The Administrator shall have the sole discretion to grant Touch Up Options on such terms and conditions as shall be determined by the Administrator, and nothing contained herein shall require the Administrator to grant any such Options.

6. Term of Plan. The Plan shall become effective upon the earlier to occur of its adoption by the Board of Directors or its approval by the shareholders of the Company as described in Section 18 of the Plan. It shall continue in effect for a term of ten (10) years unless sooner terminated under Section 14 of the Plan.

7. Term of Option. The term of each Option shall be the term stated in the Option Agreement; provided, however, that no Option, shall have a term which ends more than ten (10) years from the date of its grant. In the case of an Incentive Stock Option granted to an Optionee who, at the time the Option is granted, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the term of such Incentive Stock Option shall end no more than five (5) years from the date of its grant .

8.      Option Exercise Price and Consideration.

        (a) The per share exercise price for the Shares to be issued pursuant to exercise of an Option shall be such price as is determined by the Board, but shall be subject to the following:

            (i) In the case of an Incentive Stock Option

                (A) granted to an Employee who, at the time of the grant of such Incentive Stock Option, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the per Share exercise price shall be no less than 110% of the Fair Market Value per Share on the date of grant.




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

                 (B) granted to any Employee, the per Share exercise price shall be no less than 100% of the Fair Market Value per Share on the date of grant.

            (ii) In the case of a Nonstatutory Stock Option

                 (A) granted to a person who, at the time of the grant of such Option, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the per Share exercise price shall be no less than 110% of the Fair Market Value per Share on the date of the grant.

                 (B) granted to any person, the per Share exercise price shall be no less than 85% of the Fair Market Value per Share on the date of grant.

        (b) The consideration to be paid for the Shares to be issued upon exercise of an Option, including the method of payment, shall be determined by the Administrator (and, in the case of an Incentive Stock Option, shall be determined at the time of grant) and may consist entirely of (i) cash, (ii) check, (iii) other Shares which (x) in the case of Shares acquired upon exercise of an Option either have been owned by the Optionee for more than six months on the date of surrender or were not acquired, directly or indirectly, from the Company, and (y) have a Fair Market Value on the date of surrender equal to the aggregate exercise price of the Shares as to which said Option shall be exercised, (iv) authorization for the Company to retain from the total number of Shares as to which the Option is exercised that number of Shares having a Fair Market Value on the date of exercise equal to the exercise price for the total number of Shares as to which the Option is exercised, (v) delivery of a properly executed exercise notice together with irrevocable instructions to a broker to promptly deliver to the Company the amount of sale or loan proceeds required to pay the exercise price, (vi) by delivering an irrevocable subscription agreement for the Shares which irrevocably obligates the option holder to take and pay for the Shares not more than twelve months after the date of delivery of the subscription agreement, (vii) any combination of the foregoing methods of payment, (viii) or such other consideration and method of payment for the issuance of Shares to the extent permitted under Applicable Laws. In making its determination as to the type of consideration to accept, the Board shall consider if acceptance of such consideration may be reasonably expected to benefit the Company.

9.      Exercise of Option.

        (a) Procedure for Exercise; Rights as a Shareholder. Any Option granted hereunder shall be exercisable at such times and under such conditions as determined by the Board, including performance criteria with respect to the Company and/or the Optionee, and as shall be permissible under the terms of the Plan.

            (i) An Option may not be exercised for a fraction of a Share. An Option shall be deemed to be exercised when written notice of such exercise has been given to the Company in accordance with the terms of the Option by the person entitled to exercise the Option and the Administrator has determined that payment for the Shares with respect to which the Option is exercised has been received by the Company. Full payment may, as authorized by the Administrator, consist of any consideration and method of payment allowable under Section 8(b) of the Plan. Exercise




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

of an Option in any manner shall result in a decrease in the number of Shares which thereafter may be available, both for purposes of the Plan and for sale under the Option, by the number of Shares as to which the Option is exercised.

            (ii) Until the issuance (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company) of the stock certificate evidencing such Shares, no right to vote or receive dividends or any other rights as a shareholder shall exist with respect to the Optioned Stock, notwithstanding the exercise of the Option. The Company shall issue (or cause to be issued) such stock certificate promptly upon exercise of the Option. No adjustment will be made for a dividend or other right for which the record date is prior to the date the stock certificate is issued, except as provided in Section 11 of the Plan.

            (iii) The Plan Administrator shall have the discretion to authorize the issuance of unvested shares of Common Stock under the Plan. Should the optionee cease Service while holding such unvested shares, the Company shall have the right to repurchase, at the exercise price paid per share, all or (at the discretion of the Company) any of those shares which have not vested. The terms and conditions upon which such repurchase right shall be exercisable (including the period and procedure for exercise and the appropriate vesting schedule for the purchased shares) shall be established by the Plan Administrator and set forth in the applicable notice of option grant and stock purchase agreement. In no event, however, may the Plan Administrator impose a vesting schedule upon any option granted under the Plan or any shares of Common Stock subject to the option which is more restrictive than twenty percent (20%) per year vesting, beginning one (1) year after the grant date.

        (b) Termination of Employment. In the event of termination of an Optionee's consulting relationship or Continuous Status as an Employee with the Company (as the case may be), such Optionee may, but within no less than thirty
(30) days after the date of such termination (or such other longer period as is set out by the Administrator in the Option Agreement, but in no event later than the expiration date of the term of such Option as set forth in the Option Agreement), exercise the Option to the extent that Optionee was entitled to exercise it at the date of such termination. To the extent that Optionee was not entitled to exercise the Option at the date of such termination, or if Optionee does not exercise such Option to the extent so entitled within the time specified herein, the Option shall terminate. Notwithstanding anything to the contrary contained herein, in the event that the Optionee's employment has terminated for cause (as determined by the Administrator in accordance with the policies of the Company), the Option shall terminate immediately on the date of termination of employment.

        (c) Disability of Optionee. Notwithstanding the provisions of Section 9(b) above, in the event of termination of an Optionee's consulting relationship or Continuous Status as an Employee as a result of his disability (as determined by the Administrator in accordance with the policies of the Company), Optionee may, but within no less than six (6) months from the date of such termination (or such other longer period as is set out by the Administrator in the Option Agreement, but in no event later than the expiration date of the term of such Option as set forth in the Option Agreement), exercise the Option to the extent otherwise entitled to exercise it at the date of such termination. To the extent that Optionee was not entitled to exercise the Option at the date of termination, or if Optionee does not exercise such Option to the extent so entitled within the time specified herein, the Option shall terminate.




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

        (d) Death of Optionee. In the event of the death of an Optionee, the Option may be exercised, at any time within twelve (12) months following the date of death (but in no event later than the expiration date of the term of such Option as set forth in the Option Agreement), by the Optionee's estate or by a person who acquired the right to exercise the Option by bequest or inheritance, but only to the extent the Optionee was entitled to exercise the Option at the date of death. To the extent that Optionee was not entitled to exercise the Option at the date of death, or if Optionee does not exercise such Option to the extent so entitled within the time specified herein, the Option shall terminate.

10. Non-Transferability of Options. An Option may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the Optionee, only by the Optionee.

11.     Stock Purchase Rights.

        (a) Rights to Purchase Restricted Stock. Stock Purchase Rights may be issued to Employees and Consultants either alone, in addition to, or in tandem with other awards granted under the Plan and/or cash awards made outside of the Plan. After the Administrator determines that it will offer Stock Purchase Rights under the Plan, it shall advise the offeree in writing of the terms, conditions and restrictions related to the offer, including the number of Shares that such person shall be entitled to purchase, the price to be paid, and the time within which such person must accept such offer, which shall in no event exceed one-hundred twenty (120) days from the date of grant of the Stock Purchase Right. For these purposes, the price to be paid shall be no less than 85% of Fair Market Value on the date of grant of the Stock Purchase Right or, in the case of a greater than 10% shareholder, no less than 100% of the Fair Market Value on the date of grant. The offer shall be accepted by execution of a Restricted Stock agreement in the form determined by the Administrator. Shares purchased pursuant to the grant of a Stock Purchase Right shall be referred to herein as "Restricted Stock."

        (b) Repurchase Option. Unless the Administrator determines otherwise, the Restricted Stock agreement shall grant the Company a repurchase option exercisable upon the voluntary or involuntary termination of the Purchaser's employment with the Company for any reason (including death or Disability). The purchase price for Shares repurchased pursuant to the Restricted Stock agreement shall be the original price paid by the Purchaser and may be paid by cancellation of any indebtedness of the purchaser to the Company. The repurchase option with respect to the Restricted Stock shall lapse at such rate as the Committee may determine, but in no event as to less than 20% of the total shares granted annually.

        (c) Other Provisions. The Restricted Stock agreement shall contain such other terms, provisions and conditions not inconsistent with the Plan as may be determined by the Administrator in its sole discretion. In addition, the provisions of Restricted Stock agreements need not be the same with respect to each purchaser.

        (d) Rights as a Shareholder. Once the Stock Purchase Right is exercised, the Purchaser shall have the rights equivalent to those of a shareholder, and shall be a shareholder when his or her purchase is entered upon the records of the duly authorized




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

transfer agent of the Company. No adjustment will be made for a dividend or other right for which the record date is prior to the date the Stock Purchase Right is exercised, except as provided in Section 12 of the Plan.

12.     Adjustments Upon Changes in Capitalization or Merger.

        (a) Changes in Capitalization. Subject to any required action by the shareholders of the Company, the number of shares of Common Stock covered by each outstanding Option or Stock Purchase Right, and the number of shares of Common Stock which have been authorized for issuance under the Plan but as to which no Options or Stock Purchase Rights have yet been granted or which have been returned to the Plan upon cancellation or expiration of an Option or Stock Purchase Right, as well as the price per share of Common Stock covered by each such outstanding Option or Stock Purchase Right, shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock, or any other increase or decrease in the number of issued shares of Common Stock effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been "effected without receipt of consideration." Such adjustment shall be made by the Board, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to an Option or Stock Purchase Right.

        (b) Corporate Transactions. In the event of the proposed dissolution or liquidation of the Company, or of a sale or merger in which the survivor corporation does not agree to assume the Option or Stock Purchase Right or substitute an equivalent Option or Stock Purchase Right, the Board shall notify Optionees and Purchasers at least fifteen (15) days prior to such proposed action and, in its discretion, permit Optionees to exercise their Options to the extent already vested or make a determination to accelerate vesting of any outstanding Options or Stock Purchase Rights. To the extent it has not been previously exercised, the Option or Stock Purchase Right will terminate immediately prior to the consummation of such proposed action.

13. Time of Granting Options. The date of grant of an Option shall, for all purposes, be the date on which the Administrator makes the determination granting such Option, or such other date as is determined by the Board. Notice of the determination shall be given to each Employee or Consultant to whom an Option is so granted within a reasonable time after the date of such grant.

14.     Amendment and Termination of the Plan.

        (a) Amendment and Termination. The Board may at any time amend, alter, suspend or discontinue the Plan, but no amendment, alteration, suspension or discontinuation shall be made which would impair the rights of any Optionee or Purchaser under any grant theretofore made, without his or her consent. In addition, to the extent necessary and desirable to comply with Applicable Laws, the Company shall obtain shareholder approval of any Plan amendment in such a manner and to such a degree as required.




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

        (b) Effect of Amendment or Termination. Any such amendment or termination of the Plan shall not affect Options and Stock Purchase Rights already granted and such Options and Stock Purchase Rights shall remain in full force and effect as if this Plan had not been amended or terminated, unless mutually agreed otherwise between the Optionee or Purchaser and the Board, which agreement must be in writing and signed by the Optionee or Purchaser and the Company.

15. Conditions Upon Issuance of Shares. Shares shall not be issued pursuant to the exercise of an Option or Stock Purchase Right unless the exercise of such Option or Stock Purchase Right and the issuance and delivery of such Shares pursuant thereto shall comply with all relevant provisions of law, including, without limitation, the Securities Act of 1933, as amended, the Exchange Act, the rules and regulations promulgated thereunder, and the requirements of any stock exchange upon which the Shares may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance. As a condition to the exercise of an Option or Stock Purchase Right, the Company may require the person exercising such Option or Stock Purchase Right to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required by any of the aforementioned relevant provisions of law.

16. Reservation of Shares. The Company, during the term of this Plan, will at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of the Plan. The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company's counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

17. Agreements. Options and Stock Purchase Rights shall be evidenced by written agreements in such form as the Board shall approve from time to time.

18. Shareholder Approval. Continuance of the Plan shall be subject to approval by the shareholders of the Company within twelve (12) months before or after the date the Plan is adopted. Such shareholder approval shall be obtained in the degree and manner required under applicable state and federal law.

19. Information to Optionees. The Company shall provide to each Optionee, during the period for which such Optionee has one or more Options outstanding, annual financial statements of the Company. The Company shall not be required to provide such information if the issuance of Options under the Plan is limited to key employees whose duties in connection with the Company assure their access to equivalent information.




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


                                PURPLE RAY, INC.

                                 2000 STOCK PLAN

                          NOTICE OF STOCK OPTION GRANT



[Optionee's Name]
[Address]

        You have been granted an Option, consisting of the Terms and Conditions of Stock Option Agreement ("Terms and Conditions") attached hereto as Exhibit A and this Notice of Stock Option Grant (together, the "Option Agreement") to purchase Common Stock of Purple Ray, Inc., (the "Company") as follows:

        Date of Grant                                 [x]
                                                  ---------------------------

        Vesting Commencement Date                     [x]
                                                  ---------------------------

        Option Price Per Share                     $ [x]
                                                  ---------------------------

        Total Number of Shares subject to the         [x]
        Option ("Option Shares")
                                                  ---------------------------

        Total Price of Option Shares               $ [x]
                                                  ---------------------------

        Type of Option                            ___ Incentive Stock Option

                                                  ___ Nonqualified Stock Option


        Term/Expiration Date                      10 years/   [x]
                                                            -----------------


        Exercise Schedule:
        -----------------

        This Option may be exercised before the expiration of the Termination Period defined below, subject to the Terms and Conditions, in accordance with the Vesting Schedule set out below. If the Plan Administrator allows an earlier exercise of the Option, the Option Shares will vest in accordance with the Vesting Schedule set out below.

        Vesting Schedule

               Date of Vesting                         Number of Vested Shares
               ---------------                         -----------------------

               First Anniversary of Vesting Date       25% of Option Shares

               Thereafter, monthly on the last day of each month, 1/48 of the Option Shares until fully vested.

               In the event of fractional Shares, the number of Shares shall be adjusted accordingly to the nearest whole Share.

        Termination Period:

        The Option may be exercised before the end of the period ("Termination Period") expiring thirty (30) days after termination of employment or consulting relationship, except as set out in Sections 7 and 8 of the Terms and Conditions (but in no event later than the Expiration Date).

        Form of Exercise:

        Exercise of this Option shall be made on a form of Exercise Notice provided by the Company and accompanied by cash or check in the amount of the exercise price and applicable withholding taxes.

        OPTIONEE ACKNOWLEDGES AND AGREES THAT THE VESTING OF SHARES PURSUANT TO THIS OPTION IS EARNED ONLY BY CONTINUING CONSULTANCY OR EMPLOYMENT AT THE WILL OF THE COMPANY (NOT THROUGH THE ACT OF BEING HIRED, BEING GRANTED THIS OPTION OR ACQUIRING SHARES HEREUNDER). OPTIONEE FURTHER ACKNOWLEDGES AND AGREES THAT NOTHING IN THIS AGREEMENT, NOR IN THE COMPANY'S 2000 STOCK PLAN, WHICH IS INCORPORATED HEREIN BY REFERENCE, SHALL CONFER UPON OPTIONEE ANY RIGHT WITH RESPECT TO CONTINUATION OF EMPLOYMENT OR CONSULTANCY BY THE COMPANY, NOR SHALL IT INTERFERE IN ANY WAY WITH THE COMPANY'S RIGHT TO TERMINATE HIS OR HER EMPLOYMENT OR CONSULTANCY AT ANY TIME, WITH OR WITHOUT CAUSE.

        Optionee acknowledges receipt of a copy of the Plan and certain information related to it and represents that he or she is familiar with the terms and provisions of the Plan and this Option Agreement. Optionee accepts this Option Agreement subject to all such terms and provisions. Optionee has reviewed the Plan and this Option Agreement in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Option Agreement and fully understands all provisions of the Option Agreement.

        By your signature and the signature of the Company's representative below, you and the Company agree that this Option is granted under and governed by the terms and conditions of the 2000 STOCK PLAN and the Option Agreement, each of which are attached and made a part of this document.



OPTIONEE:                                      PURPLE RAY, INC.,
                                               a California corporation


________________________________               By ______________________________
Signature

________________________________               Title ___________________________
Print Name

Dated: ___________________, 20__                Dated: ___________________, 20__

I am unmarried or reside in a separate property state ___.
Spousal consent attached ____.
I am married and have previously filed a spousal consent with the Company._____


                                CONSENT OF SPOUSE

               The undersigned spouse of Optionee has read and hereby approves the terms and conditions of the Plan and this Option Agreement. In consideration of the Company's granting his or her spouse the right to purchase Shares as set forth in the Plan and this Option Agreement, the undersigned hereby agrees to be irrevocably bound by the terms and conditions of the Plan and this Option Agreement and any other option in which the undersigned may have an interest and further agrees that any community property interest shall be similarly bound. The undersigned hereby appoints the undersigned's spouse as attorney-in-fact for the undersigned with respect to any amendment or exercise of rights under the Plan and this Option Agreement and any other option in which the undersigned may have an interest.



                                        ________________________________________
                                                   Spouse of Optionee

                                PURPLE RAY, INC.

                                 2000 STOCK PLAN

                    EXHIBIT A TO NOTICE OF STOCK OPTION GRANT

                 TERMS AND CONDITIONS OF STOCK OPTION AGREEMENT


1.      Grant of Option. Purple Ray, Inc., a California corporation
(the "COMPANY"), hereby grants to the Optionee (the "OPTIONEE") named in the Notice of Stock Option Grant (the "NOTICE OF GRANT"), an option (the "OPTION") to purchase a number of Shares, as set forth in the Notice of Grant, at the exercise price per share set forth in the Notice of Grant (the "EXERCISE Price"), subject to the terms, conditions and definitions of the 2000 Stock Plan (the "PLAN") adopted by the Company, which is incorporated herein by reference. Together, the Notice of Grant and these Terms and Conditions of Stock Option Agreement may be referred to hereinafter as the "OPTION AGREEMENT." In the event of a conflict between the terms and conditions of the Plan and this Option Agreement, the Option Agreement shall prevail. Unless otherwise defined herein, the terms defined in the Plan shall have the same defined meanings in this Option Agreement.

         If designated in the Notice of Grant as an Incentive Stock Option, this Option is intended to qualify as an Incentive Stock Option under Section 422 of the Code.

2.      Exercise of Option.

        (a) Right to Exercise. This Option is exercisable during its term in accordance with the Vesting Schedule set out in the Notice of Grant and the applicable provisions of the Plan and this Option Agreement. In the event of Optionee's death, Disability or other termination of Optionee's employment or consulting relationship, the exercisability of the Option is governed by the applicable provisions of the Plan and this Option Agreement.

        (b) Method of Exercise. This Option is exercisable by delivery of an exercise notice, in the form provided by the Company (the "EXERCISE NOTICE"), which shall state the election to exercise the Option, the number of Shares in respect of which the Option is being exercised (the "EXERCISED SHARES"), and such other representations and agreements as to the holder's investment intent with respect to the Exercised Shares as may be required by the Company pursuant to the provisions of the Plan. The Exercise Notice shall be signed by the Optionee and, if required by the Company, by the Optionee's spouse, and shall be delivered in person or by certified mail to the Secretary of the Company. The Exercise Notice shall be accompanied by payment of the aggregate Exercise Price as to all Exercised Shares, plus applicable withholding taxes. This Option shall be deemed to be exercised upon receipt by the Company of such fully executed Exercise Notice accompanied by such aggregate Exercise Price and taxes. No Shares shall be issued pursuant to the exercise of this Option unless such issuance and exercise complies with all relevant provisions of law and the requirements of any stock exchange upon which the Shares are then listed. Assuming such compliance, for income tax purposes the Exercised Shares shall be considered transferred to the Optionee on the date the Option is exercised with respect to such Exercised Shares.

3. Method of Payment. Payment of the aggregate Exercise Price shall be by any of the following, or a combination thereof, at the election of the Optionee:

        (a) cash; or

        (b) check; or

        (c) such other consideration as is indicated on the Notice of Grant.

4. Optionee's Representations. In the event the Shares purchasable pursuant to the exercise of this Option have not been registered under the Securities Act of 1933, as amended, at the time this Option is exercised, Optionee shall, if required by the Company, concurrently with the exercise of all or any portion of this Option, deliver to the Company an Investment Representation Statement in the form attached as EXHIBIT A to the Exercise Notice.

5. Restrictions on Exercise. This Option may not be exercised until such time as the Plan has been approved by the shareholders of the Company, or if the issuance of such Shares upon such exercise or the method of payment of consideration for such shares would constitute a violation of any applicable federal or state securities or other law or regulation, including any rule under
Part 207 of Title 12 of the Code of Federal Regulations ("Regulation G") as promulgated by the Federal Reserve Board. As a condition to the exercise of this Option, the Company may require Optionee to make any representation and warranty to the Company as may be required by any applicable law or regulation.

6. Termination of Relationship. In the event of termination of Optionee's consulting relationship or Continuous Status as an Employee, Optionee may, to the extent otherwise so entitled at the date of such termination (the "TERMINATION DATE"), exercise this Option before the expiration of the Termination Period set out in the Notice of Grant. To the extent that Optionee was not entitled to exercise this Option at the Termination Date, or if Optionee does not exercise this Option within the time specified herein, the Option shall terminate. In the event that the Optionee is terminated for cause, the Option shall expire on the Termination Date.

7. Disability of Optionee. Notwithstanding the provisions of Section 6 above, in the event of termination of Optionee's Continuous Status as an Employee as a result of disability (as determined by the Board in accordance with the policies of the Company), Optionee may, but only within six (6) months from the date of termination of employment (but in no event later than the date of expiration of the term of this Option as set forth in Section 10 below), exercise the Option to the extent otherwise so entitled at the date of such termination. To the extent that Optionee was not entitled to exercise the Option at the date of termination, or if Optionee does not exercise such Option (to the extent otherwise so entitled) within the time specified herein, the Option shall terminate.

8. Death of Optionee. In the event of the death of Optionee, the Option may be exercised at any time within twelve (12) months following the date of death (but in no event later than the date of expiration of the term of this Option as set forth in Section 10 below), by Optionee's estate or by a person who acquired the right to exercise the

Option by bequest or inheritance, but only to the extent the Optionee could exercise the Option at the date of death.

9. Non-Transferability of Option. This Option may not be transferred in any manner otherwise than by will or by the laws of descent or distribution and may be exercised during the lifetime of Optionee only by him. The terms of this Option shall be binding upon the executors, administrators, heirs, successors and assigns of the Optionee.

10. Term of Option. This Option may be exercised only within the term set out in the Notice of Grant, and may be exercised during such term only in accordance with the Plan and the terms of this Option. The limitations set out in Section 7 of the Plan regarding Option terms and Options granted to more than ten percent (10%) shareholders shall apply to this Option.

11. Tax Consequences. Some of the federal and California tax consequences relating to this Option, as of the date of this Option, are set forth below. THIS SUMMARY IS NECESSARILY INCOMPLETE, AND THE TAX LAWS AND REGULATIONS ARE SUBJECT TO CHANGE. THE OPTIONEE SHOULD CONSULT A TAX ADVISER BEFORE EXERCISING THIS OPTION OR DISPOSING OF THE SHARES.

        (a) Exercising the Option.

            (i) Nonqualified Stock Option ("NSO"). If this Option does not qualify as an ISO, the Optionee may incur regular federal income tax and California income tax liability upon exercise. The Optionee will be treated as having received compensation income (taxable at ordinary income tax rates) equal to the excess, if any, of the fair market value of the Exercised Shares on the date of exercise over their aggregate Exercise Price. If the Optionee is an employee, the Company will be required to withhold from his or her compensation or collect from Optionee and pay to the applicable taxing authorities an amount equal to a percentage of this compensation income at the time of exercise.

            (ii) Incentive Stock Option ("ISO"). If this Option qualifies as an ISO, the Optionee will have no regular federal income tax or California income tax liability upon its exercise, although the excess, if any, of the fair market value of the Exercised Shares on the date of exercise over their aggregate Exercise Price will be treated as an adjustment to the alternative minimum tax for federal tax purposes and may subject the Optionee to alternative minimum tax in the year of exercise.

            (iii) California ISO's. Employees who meet certain limited-income requirements may treat a nonqualified stock option granted before January 1, 2002 as a qualified incentive stock option for California purposes only. To qualify, the employee must have earned income from the Company of $40,000 or less for the taxable year in which the option is exercised. California ISO treatment is limited annually to 1,000 shares with a value at the time the option is issued of less than $100,000.

        (b) Disposition of Shares.

            (i) NSO. If the Optionee holds NSO Shares for at least one year, any gain realized on disposition of the Shares will be treated as long-term capital gain for federal income tax purposes.

            (ii) ISO. If the Optionee holds ISO Shares for at least one year after exercise AND two years after the grant date, any gain realized on disposition of the Shares will be treated as long-term capital gain for federal income tax purposes. If the Optionee disposes of ISO Shares within one year after exercise or two years after the grant date, any gain realized on such disposition will be treated as compensation income (taxable at ordinary income rates) to the extent of the excess, if any, of the LESSER OF (A) the difference between the FAIR MARKET VALUE OF THE SHARES ACQUIRED ON THE DATE OF EXERCISE and the aggregate Exercise Price, or (B) the difference between the SALE PRICE of such Shares and the aggregate Exercise Price.

        (c) Notice of Disqualifying Disposition of ISO Shares. If the Optionee sells or otherwise disposes of any of the Shares acquired pursuant to an ISO on or before the later of (i) the date two years after the grant date, or (ii) the date one year after the exercise date, the Optionee shall immediately notify the Company in writing of such disposition. The Optionee agrees that he or she may be subject to income tax withholding by the Company on the compensation income recognized from such early disposition of ISO Shares by payment in cash or out of the current earnings paid to the Optionee.

                                PURPLE RAY, INC.

                                 2000 STOCK PLAN

                        EXERCISE NOTICE FOR VESTED SHARES



Attention:  Secretary

1. Exercise of Option. Effective as of today, ___________, 20__, the undersigned ("Optionee") hereby elects to exercise Optionee's option to purchase _________ shares of the Common Stock (the "SHARES") of Purple Ray, Inc. (the "COMPANY") for $____ per Share under and pursuant to the Company's 2000 Stock Plan, as amended (the "PLAN"), and the Notice of Stock Option Grant and Terms and Conditions of Stock Option Agreement dated ________ (together, the "OPTION AGREEMENT"). The total purchase price with respect to the Shares is $________________.

2. Representations of Optionee. Optionee acknowledges that Optionee has received, read and understood the Plan and the Option Agreement and agrees to abide by and be bound by their terms and conditions. Optionee represents that Optionee is purchasing the Shares for Optionee's own account for investment and not with a view to, or for sale in connection with, a distribution of any of such Shares.

3. Compliance with Securities Laws; Federal Restrictions on Transfer. Optionee has read and executed the Investment Representation Statement attached as EXHIBIT A hereto. Optionee represents that he or she understands the matters set forth in the Investment Representation Statement and that he or she is purchasing the Shares subject to the restrictions and limitations set forth in that document.

4. Right of First Refusal. Before any Shares held by Optionee or any transferee (either being sometimes referred to herein as the "HOLDER") may be sold or otherwise transferred (including transfer by gift or operation of law), the Company or its assignee(s) shall have a right of first refusal to purchase the Shares on the terms and conditions set forth in this Section (the "RIGHT OF FIRST REFUSAL").

        (a) Notice of Proposed Transfer. The Holder of the Shares shall deliver to the Company a written notice (the "SALE NOTICE") stating: (i) the Holder's bona fide intention to sell or otherwise transfer such Shares; (ii) the name of each proposed purchaser or other transferee ("PROPOSED TRANSFEREE"); (iii) the number of Shares to be transferred to each Proposed Transferee; and (iv) the bona fide cash price or other consideration for which the Holder proposes to transfer the Shares (the "OFFERED PRICE"), and the Holder shall offer the Shares at the Offered Price to the Company or its assignee(s).

        (b) Bona Fide Transfer. Within ten (10) days after receipt of the Sale Notice, the Company shall determine the bona fide nature of the proposed voluntary transfer and give the Optionee written notice of the Company's determination. If the proposed transfer is deemed not to be bona fide, the Optionee shall be responsible for providing additional information to the Company to show the bona fide nature of the proposed transfer. The Company shall have the right to demand further assurances from the

Optionee and the Proposed Transferee (in a form satisfactory to the Company) that the Sale Notice fully and accurately sets forth all of the terms and conditions of the proposed transfer, including, without limitation, assurance that the Sale Notice fully and accurately sets forth the consideration actually to be paid for the Shares and all transactions, directly or indirectly, between the parties which may have affected the price the Proposed Transferee was willing to pay for the Shares.

         (c) Exercise of Right of First Refusal by Company. In the event that the proposed transfer is deemed to be bona fide, the Company and/or its assignee(s) may, by giving written notice to the Holder, elect to purchase all, but not less than all (unless the Holder so consents) of the Shares proposed to be transferred to any one or more of the Proposed Transferees, at the purchase price determined in accordance with subsection (d) below. Such written notice may be given within thirty (30) days after receipt of the Sale Notice.

         (d) Purchase Price. The purchase price ("PURCHASE PRICE") for the Shares purchased by the Company or its assignee(s) under this Section shall be the Offered Price. If the Offered Price includes consideration other than cash, the cash equivalent value of the non-cash consideration shall be determined by the Board of Directors of the Company in good faith.

         (e) Payment. Payment of the Purchase Price shall be made, at the option of the Company or its assignee(s), by cash, check, cancellation of all or a portion of any outstanding indebtedness of the Holder to the Company (or, in the case of repurchase by an assignee, to the assignee), or by any combination thereof within sixty (60) days after receipt of the Sale Notice, in the manner and at the times set forth in such notice.

        (f) Holder's Right to Transfer. If all of the Shares proposed in the Notice to be transferred to a given Proposed Transferee are not purchased by the Company and/or its assignee(s), then the Holder may sell or otherwise transfer such Shares to that Proposed Transferee at the Offered Price or at a higher price, provided that such sale or other transfer is consummated within one hundred twenty (120) days after the date of the Notice and provided further that any such sale or other transfer is effected in accordance with any applicable securities laws and the Proposed Transferee agrees in writing that the provisions of this Section shall continue to apply to the Shares in the hands of such Proposed Transferee. If the Shares described in the Notice are not transferred to the Proposed Transferee within such period, a new Notice shall be given to the Company, and the Company and/or its assignees shall again be offered the Right of First Refusal before any Shares held by the Holder may be sold or otherwise transferred.

        (g) Exception for Certain Family Transfers. Anything to the contrary contained in this Section notwithstanding, the transfer of any or all of the Shares during the Optionee's lifetime or on the Optionee's death by will or intestacy to the Optionee's immediate family or a trust for the benefit of the Optionee's immediate family shall be exempt from the provisions of this Section. "Immediate Family" as used herein shall mean spouse, lineal descendant or antecedent, father, mother, brother or sister. In such case, the transferee or other recipient shall receive and hold the Shares so transferred subject to the provisions of this Section, and there shall be no further transfer of such Shares except in accordance with the terms of this Section.

        (h) Transfers Not Subject to the Right of First Refusal. The Right of First Refusal shall not apply to any transfer or exchange of the shares acquired pursuant to the exercise of the Option Agreement if such transfer is in connection with a Change in Capitalization, as described in Section 12 of the Plan. If the consideration received pursuant to such transfer or exchange consists of stock of a Parent or Subsidiary, such consideration shall remain subject to the Right of First Refusal unless the provisions of paragraph 4(j) result in a termination of the Right of First Refusal.

        (i) Assignment of the Right of First Refusal. The Company shall have the right to assign the Right of First Refusal at any time, whether or not the Optionee has attempted a transfer, to one or more persons as may be selected by the Company.

        (j) Early Termination of the Right of Refusal. The other provisions of this paragraph 4 notwithstanding, the Right of First Refusal shall terminate, and be of no further force and effect upon (i) a merger of the Company or transaction in which over 80% of the voting power of the Company is transferred and following which the shareholders of the Company have less than 20% of the voting power of the resulting or combined entity and shall not apply with respect to shares sold in such offering or acquisition, or (ii) the existence of a public market for the class of shares subject to the Right of First Refusal. A "public market" shall be deemed to exist if (x) such stock is listed on a national securities exchange (as that term is used in the Exchange Act) or (y) such stock is traded on the over-the-counter market and prices therefor are published daily on business days in a recognized financial journal.

5. Rights as Shareholder. Subject to the terms and conditions of this Agreement, Optionee shall have all of the rights of a shareholder of the Company with respect to the Shares from and after the date that Optionee delivers full payment of the Exercise Price until such time as Optionee disposes of the Shares or the Company and/or its assignee(s) exercises the Right of First Refusal hereunder. Upon such exercise, Optionee shall have no further rights as a holder of the Shares so purchased except the right to receive payment for the Shares so purchased in accordance with the provisions of this Agreement, and Optionee shall forthwith cause the certificate(s) evidencing the Shares so purchased to be surrendered to the Company for transfer or cancellation.

6. Tax Consultation. Optionee understands that Optionee may suffer adverse tax consequences as a result of Optionee's purchase or disposition of the Shares. Optionee represents that Optionee has consulted with any tax consultants Optionee deems advisable in connection with the purchase or disposition of the Shares and that Optionee is not relying on the Company for any tax advice.

7.      Restrictive Legends and Stop-Transfer Orders.

        (a) Legends. Optionee understands and agrees that the Company shall cause the legends set forth below or legends substantially equivalent thereto, to be placed upon any certificate(s) evidencing ownership of the Shares together with any other legends that may be required by state or federal securities laws:

         THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE "ACT") AND MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, PLEDGED OR HYPOTHECATED UNLESS AND UNTIL REGISTERED

         UNDER THE ACT OR, IN THE OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE ISSUER OF THESE SECURITIES, SUCH OFFER, SALE OR TRANSFER, PLEDGE OR HYPOTHECATION IS IN COMPLIANCE THEREWITH.

         THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFER AND RIGHT OF FIRST REFUSAL OPTIONS HELD BY THE ISSUER OR ITS ASSIGNEE(S) AS SET FORTH IN THE EXERCISE NOTICE BETWEEN THE ISSUER AND THE ORIGINAL HOLDER OF THESE SHARES, A COPY OF WHICH MAY BE OBTAINED AT THE PRINCIPAL OFFICE OF THE ISSUER. SUCH TRANSFER RESTRICTIONS AND RIGHT OF FIRST REFUSAL ARE BINDING ON TRANSFEREES OF THESE SHARES.

         Optionee understands that transfer of the Shares may be restricted by
Section 260.141.11 of the Rules of the California Corporations Commissioner. In the event such a restriction is required by the state of California, a copy of the Commissioner"s Rules will be furnished to Optionee and an additional legend may be required on the Shares.

        (b) Stop-Transfer Notices. Optionee agrees that, in order to ensure compliance with the restrictions referred to herein, the Company may issue appropriate "stop transfer" instructions to its transfer agent, if any, and that, if the Company transfers its own securities, it may make appropriate notations to the same effect in its own records.

        (c) Refusal to Transfer. The Company shall not be required (i) to transfer on its books any Shares that have been sold or otherwise transferred in violation of any of the provisions of this Agreement or (ii) to treat as owner of such Shares or to accord the right to vote or pay dividends to any purchaser or other transferee to whom such Shares shall have been so transferred.

8. Market Standoff Agreement. Optionee hereby agrees that if so requested by the Company or any representative of the underwriters in connection with any registration of the offering of any securities of the Company under the 1933 Act, Optionee shall not sell or otherwise transfer any Shares or other securities of the Company during the 180-day period following the effective date of a registration statement of the Company filed under the 1933 Act; provided, however, that such restriction shall only apply to the first registration statement of the Company to become effective under the 1933 Act which include securities to be sold on behalf of the Company to the public in an underwritten public offering under the 1933 Act. The Company may impose stop-transfer instructions with respect to securities subject to the foregoing restrictions until the end of such 180-day period.

9. Successors and Assigns. The Company may assign any of its rights under this Agreement to single or multiple assignees, and this Agreement shall inure to the benefit of the successors and assigns of the Company. Subject to the restrictions on transfer herein set forth, this Agreement shall be binding upon Optionee and his or her heirs, executors, administrators, successors and assigns.

10. Interpretation. Any dispute regarding the interpretation of this Agreement shall be submitted by Optionee or by the Company forthwith to the Plan Administrator which shall review such dispute at its next regular meeting. The resolution of such a dispute by the Administrator shall be final and binding on the Company and on Optionee.

11. Governing Law; Severability. This Agreement shall be governed by and construed in accordance with the laws of the State of California excluding that body of law pertaining to conflicts of law. Should any provision of this Agreement be determined by a court of law to be illegal or unenforceable, the other provisions shall nevertheless remain effective and shall remain enforceable.

12. Notices. Any notice required or permitted hereunder shall be given in writing and shall be deemed effectively given upon personal delivery or upon deposit in the United States mail by certified mail, with postage and fees prepaid, addressed to the other party at its address as shown below beneath its signature, or to such other address as such party may designate in writing from time to time to the other party.

13. Further Instruments. The parties agree to execute such further instruments and to take such further action as may be reasonably necessary to carry out the purposes and intent of this Agreement.

14. Delivery of Payment. Optionee herewith delivers to the Company the full Exercise Price for the Shares.

15. Entire Agreement. The Plan and Option Agreement are incorporated herein by reference. This Agreement, the Plan and the Option Agreement constitute the entire agreement of the parties and supersede in their entirety all prior undertakings and agreements of the Company and Optionee with respect to the subject matter hereof, and is governed by California law except for that body of law pertaining to conflict of laws.



Submitted by:                                  Accepted by:

PURCHASER:                                     PURPLE RAY, INC.,
                                               a California corporation



___________________________________            By ______________________________
              (Signature)
                                               Its _____________________________

Address

                                PURPLE RAY, INC.

                                 2000 STOCK PLAN

                          EXHIBIT A TO EXERCISE NOTICE

                       INVESTMENT REPRESENTATION STATEMENT



OPTIONEE    :

COMPANY     :    PURPLE RAY, INC.

SECURITY    :    COMMON STOCK

AMOUNT      :

DATE        :


In connection with the purchase of the above-listed Securities, the undersigned Optionee represents to the Company the following:

        (a) Optionee is aware of the Company's business affairs and financial condition and has acquired sufficient information about the Company to reach an informed and knowledgeable decision to acquire the securities. Optionee is acquiring these securities for investment for Optionee's own account only and not with a view to, or for resale in connection with, any "distribution" thereof within the meaning of the Securities Act of 1933, as amended (the "Securities Act").

        (b) Optionee acknowledges and understands that the securities constitute "restricted securities" under the Securities Act and have not been registered under the Securities Act in reliance upon a specific exemption therefrom, which exemption depends upon, among other things, the bona fide nature of Optionee's investment intent as expressed herein. In this connection, Optionee understands that, in the view of the Securities and Exchange Commission, the statutory basis for such exemption may be unavailable if Optionee's representation was predicated solely upon a present intention to hold these Securities for the minimum capital gains period specified under tax statutes, for a deferred sale, for or until an increase or decrease in the market price of the Securities, or for a period of one year or any other fixed period in the future. Optionee further understands that the Securities must be held indefinitely unless they are subsequently registered under the Securities Act or an exemption from such registration is available. Optionee further acknowledges and understands that the Company is under no obligation to register the securities. Optionee understands that the certificate evidencing the securities will be imprinted with a legend which prohibits the transfer of the Securities unless they are registered or such registration is not required in the opinion of counsel satisfactory to the Company and any other legend required under applicable state securities laws.

(c) Optionee is familiar with the provisions of Rule 701 and Rule 144, each promulgated under the Securities Act, which, in substance, permit limited public resale of "restricted securities" acquired, directly or indirectly from the issuer thereof, in a non-public offering subject to the satisfaction of certain conditions. Rule 701 provides that if the issuer qualifies under Rule 701 at the time of exercise of the Option by the Optionee, such exercise will be exempt from registration under the Securities Act. In the event the Company later becomes subject to the reporting requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, ninety (90) days thereafter the securities exempt under Rule 701 may be resold, subject to the satisfaction of certain of the conditions specified by Rule 144, including among other things: (1) the sale being made through a broker in an unsolicited "broker's transaction" or in transactions directly with a market maker (as said term is defined under the Securities Exchange Act of 1934); and, in the case of an affiliate, (2) the availability of certain public information about the Company, and the amount of securities being sold during any three month period not exceeding the limitations specified in Rule 144(e), if applicable.

In the event that the Company does not qualify under Rule 701 at the time of exercise of the Option, then the securities may be resold in certain limited circumstances subject to the provisions of Rule 144, which requires among other things: (1) the resale occurring not less than one year after the party has purchased, and made full payment for, within the meaning of Rule 144, the securities to be sold; and, in the case of an affiliate, or of a non-affiliate who has held the securities less than two years, (2) the availability of certain public information about the Company, (3) the sale being made through a broker in an unsolicited "broker's transaction" or in transactions directly with a market maker (as said term is defined under the Securities Exchange Act of 1934), and (4) the amount of securities being sold during any three month period not exceeding the specified limitations stated therein, if applicable.

        (d) Optionee agrees, in connection with the Company's initial underwritten public offering of the Company's securities, (1) not to sell, make short sale of, loan, grant any options for the purchase of, or otherwise dispose of any shares of Common Stock of the Company held by Optionee (other than those shares included in the registration) without the prior written consent of the Company or the underwriters managing such initial underwritten public offering of the Company's securities for one hundred eighty (180) days from the effective date of such registration, and (2) further agrees to execute any agreement reflecting (1) above as may be requested by the underwriters at the time of the public offering; provided however that the officers and directors of the Company who own the stock of the Company also agree to such restrictions.

        (e) Optionee further understands that in the event all of the applicable requirements of Rule 701 or 144 are not satisfied, registration under the Securities Act, compliance with Regulation A, or some other registration exemption will be required; and that, notwithstanding the fact that Rules 144 and 701 are not exclusive, the Staff of the Securities and Exchange Commission has expressed its opinion that persons proposing to sell private placement securities other than in a registered offering and otherwise than pursuant to Rules 144 or 701 will have a substantial burden of proof in establishing that an exemption from registration is available for such offers or sales, and that such persons and their respective brokers who participate in such transactions do so at their own risk. Optionee understands that no assurances can be given that any such other registration exemption will be available in such event.

        (f) Optionee understands that the certificate evidencing the Securities may be imprinted, if required by the state of California, with a legend which prohibits the transfer of the Securities without the consent of the Commissioner of Corporations of California. At the time of exercise, Optionee will be furnished with a copy of the applicable Commissioner's Rules with respect to such restriction, if any.



                                    Signature of Optionee:



                                    ____________________________________________

                                    Date: ________________, 20__

                                PURPLE RAY, INC.

                                 2000 STOCK PLAN

                     EXERCISE NOTICE FOR UNVESTED SHARES AND
                           RESTRICTED STOCK AGREEMENT



Secretary
Purple Ray, Inc.

_______________________



Dear Sir:

1. Exercise of Option. Effective as of today, ___________, 20__, the undersigned ("OPTIONEE") hereby elects to exercise Optionee's option to purchase _________ shares of the Common Stock (the "SHARES") of Purple Ray, Inc. (the "COMPANY") under and pursuant to the Company's Stock Plan, as amended (the "PLAN") and the Notice of Stock Option Grant and Terms and Conditions of Stock Option Agreement dated __________,20__ (together, the "OPTION AGREEMENT"). Of these Shares, Optionee has elected to purchase __________ of those Shares which have become vested under the Vesting Schedule set out in the Notice of Grant (the "VESTED SHARES") and __________ Shares which have not yet vested under such schedule (the "UNVESTED SHARES"). The Purchase Price for the Shares shall be $______ per Share, as set out in the Notice of Grant, for an aggregate Purchase Price of $_________.

2. Representations of Optionee. Optionee acknowledges that Optionee has received, read and understood the Plan and the Option Agreement and agrees to abide by and be bound by their terms and conditions. Optionee represents that Optionee is purchasing the Shares for Optionee's own account for investment and not with a view to, or for sale in connection with, a distribution of any of such Shares.

3. Compliance with Securities Laws; Federal Restrictions on Transfer. Optionee has read and executed the Investment Representation Statement attached as EXHIBIT A hereto. Optionee represents that he or she understands the matters set forth in the Investment Representation Statement and that he or she is purchasing the Shares subject to the restrictions and limitations set forth in that document.

4. Company's Repurchase Option. The Company or its assignee(s) shall have the option to repurchase any or all of the Unvested Shares on the terms and conditions set forth in this section (the "REPURCHASE OPTION") if the Optionee should cease to be "employed" by the Company (as defined in section 4(a) below) for any reason or no reason, including without limitation death, disability, voluntary resignation or termination by the Company with or without cause.

        (a) Right of Termination Unaffected. Nothing in this Agreement shall be construed to limit or otherwise affect in any manner whatsoever the right or power of the Company to terminate Optionee's employment at any time for any reason or no reason, with or without cause. Optionee shall be considered to be employed by the Company if Optionee is an officer, director or full-time employee of the Company or any Parent or Subsidiary of the Company (as defined in the Plan) or if the Board of Directors determines that Optionee is rendering substantial services as a part-time employee, consultant or independent contractor to the Company or any Parent or Subsidiary of the

Company (as defined in the Plan). In case of any dispute, the Board of Directors of the Company shall have discretion to determine (i) whether Optionee has ceased to be employed by the Company and (ii) the date on which the employment relationship ceases (the "TERMINATION DATE").

       (b) Exercise of Repurchase Option. At any time within ninety (90) days after Optionee's Termination Date, the Company or its assignee(s) may elect to repurchase any or all shares that are Unvested Shares as of the Termination Date and that were purchased pursuant to the Option Agreement by giving Optionee (or Optionee's personal representative as the case may be) written notice of exercise of the Repurchase Option.

            (i) Repurchase Price. The Company or its assignee(s) shall have the option to repurchase from Optionee any or all of the Unvested Shares (or from Optionee's personal representative as the case may be) at the Exercise Price (as defined in the Option Agreement), as such price may be adjusted from time to time to reflect any subsequent stock dividend, stock split, reverse stock split or recapitalization of the Company (the "REPURCHASE PRICE").

            (ii) Payment of Repurchase Price. The Repurchase Price shall be payable, at the option of the Company or its assignee(s), by cash, check or by cancellation of all or a portion of any outstanding indebtedness of Optionee to the Company (or, in the case of repurchase by an assignee, to the assignee) or any combination thereof. The Repurchase Price shall be paid without interest within 90 days after the Termination Date.

            (iii) Lapse of Repurchase Option. Starting on the Date of Grant and ending on the Termination Date, all Unvested Shares held by the Optionee shall be released from the Company's Repurchase Option and cease to be Unvested Shares according to the Vesting Schedule set out in the Notice of Grant.

5. Right of First Refusal. Before any Shares held by Optionee or any transferee (either being sometimes referred to herein as the "HOLDER") may be sold or otherwise transferred (including transfer by gift or operation of law), the Company or its assignee(s) shall have a right of first refusal to purchase the Shares on the terms and conditions set forth in this Section (the "RIGHT OF FIRST REFUSAL").

       (a) Notice of Proposed Transfer. The Holder of the Shares shall deliver to the Company a written notice (the "SALE NOTICE") stating: (i) the Holder's bona fide intention to sell or otherwise transfer such Shares; (ii) the name of each proposed purchaser or other transferee ("PROPOSED TRANSFEREE"); (iii) the number of Shares to be transferred to each Proposed Transferee; and (iv) the bona fide cash price or other consideration for which the Holder proposes to transfer the Shares (the "OFFERED PRICE"), and the Holder shall offer the Shares at the Offered Price to the Company or its assignee(s).

       (b) Bona Fide Transfer. Within ten (10) days after receipt of the Sale Notice, the Company shall determine the bona fide nature of the proposed voluntary transfer and give the Optionee written notice of the Company's determination. If the proposed transfer is deemed not to be bona fide, the Optionee shall be responsible for providing additional information to the Company to show the bona fide nature of the proposed transfer. The Company shall have the right to demand further assurances from the

Optionee and the Proposed Transferee (in a form satisfactory to the Company) that the Sale Notice fully and accurately sets forth all of the terms and conditions of the proposed transfer, including, without limitation, assurance that the Sale Notice fully and accurately sets forth the consideration actually to be paid for the Shares and all transactions, directly or indirectly, between the parties which may have affected the price the Proposed Transferee was willing to pay for the Shares.

        (c) Exercise of Right of First Refusal by Company. In the event that the proposed transfer is deemed to be bona fide, the Company and/or its assignee(s) may, by giving written notice to the Holder, elect to purchase any or all of the Shares proposed to be transferred to any one or more of the Proposed Transferees, at the purchase price determined in accordance with subsection (c) below. Such written notice may be given within thirty (30) days after receipt of the Sale Notice.

        (d) Purchase Price. The purchase price ("PURCHASE PRICE") for the Shares purchased by the Company or its assignee(s) under this Section shall be the Offered Price. If the Offered Price includes consideration other than cash, the cash equivalent value of the non-cash consideration shall be determined by the Board of Directors of the Company in good faith.

        (e) Payment. Payment of the Purchase Price shall be made, at the option of the Company or its assignee(s), by cancellation of all or a portion of any outstanding indebtedness of the Holder to the Company (or, in the case of repurchase by an assignee, to the assignee), or by any combination thereof within sixty (60) days after receipt of the Sale Notice, in the manner and at the times set forth in such notice.

        (f) Holder's Right to Transfer. If all of the Shares proposed in the Notice to be transferred to a given Proposed Transferee are not purchased by the Company and/or its assignee(s), then the Holder may sell or otherwise transfer such Shares to that Proposed Transferee at the Offered Price or at a higher price, provided that such sale or other transfer is consummated within one hundred twenty (120) days after the date of the Notice and provided further that any such sale or other transfer is effected in accordance with any applicable securities laws and the Proposed Transferee agrees in writing that the provisions of this Section shall continue to apply to the Shares in the hands of such Proposed Transferee. If the Shares described in the Notice are not transferred to the Proposed Transferee within such period, a new Notice shall be given to the Company, and the Company and/or its assignees shall again be offered the Right of First Refusal before any Shares held by the Holder may be sold or otherwise transferred.

        (g) Exception for Certain Family Transfers. Anything to the contrary contained in this Section notwithstanding, the transfer of any or all of the Shares during the Optionee's lifetime or on the Optionee's death by will or intestacy to the Optionee's immediate family or a trust for the benefit of the Optionee's immediate family shall be exempt from the provisions of this Section. "Immediate Family" as used herein shall mean spouse, lineal descendant or antecedent, father, mother, brother or sister. In such case, the transferee or other recipient shall receive and hold the Shares so transferred subject to the provisions of this Section, and there shall be no further transfer of such Shares except in accordance with the terms of this Section.

        (h) Transfers Not Subject to the Right of First Refusal. The Right of First Refusal shall not apply to any transfer or exchange of the shares acquired pursuant to the exercise of the Option Agreement if such transfer is in connection with a Change in Capitalization, as described in Section 13 of the Plan. If the consideration received pursuant to such transfer or exchange consists of stock of a Parent or Subsidiary, such consideration shall remain subject to the Right of First Refusal unless the provisions of paragraph 5(j) result in a termination of the Right of First Refusal.

        (i) Assignment of the Right of First Refusal. The Company shall have the right to assign the Right of First Refusal at any time, whether or not the Optionee has attempted a transfer, to one or more persons as may be selected by the Company.

        (j) Early Termination of the Right of Refusal. The other provisions of this paragraph 5 notwithstanding, the Right of First Refusal shall terminate, and be of no further force and effect upon (i) a merger of the Company or transaction in which over 80% of the voting power of the Company is transferred and following which the shareholders of the Company have less than 20% of the voting power of the resulting or combined entity and shall not apply with respect to shares sold in such offering or acquisition, or (ii) the existence of a public market for the class of shares subject to the Right of First Refusal. A "public market" shall be deemed to exist if (x) such stock is listed on a national securities exchange (as that term is used in the Exchange Act) or (y) such stock is traded on the over-the-counter market and prices therefor are published daily on business days in a recognized financial journal.

6. Escrow. As security for the faithful performance of this Agreement, Optionee agrees, immediately upon receipt of the certificate(s) evidencing the Shares, to deliver such certificate(s), together with a stock power in the form of ATTACHMENT 1 attached hereto, executed by Optionee and by Optionee's spouse, if any (with the date and number of Shares left blank), to the Secretary of the Company or its designee ("Escrow Holder"), who is hereby appointed to hold such certificate(s) and stock power in escrow and to take all such actions and to effectuate all such transfers and/or releases of such Shares as are in accordance with the terms of this Agreement. Such appointment shall be evidenced by an executed form of Joint Escrow Instructions, attached hereto as ATTACHMENT
2. Optionee and the Company agree that Escrow Holder shall not be liable to any party to this Agreement (or to any other party) for any actions or omissions unless Escrow Holder is grossly negligent relative thereto. The Escrow Holder may rely upon any letter, notice or other document executed by any signature purported to be genuine and may rely on advice of counsel and obey any order of any court with respect to the transactions contemplated herein. The Shares shall be released from escrow upon termination of both the Repurchase Option and the Right of First Refusal; provided, however, that such release shall not affect the rights of the Company with respect to any pledge of Shares to the Company.

7. Rights as Shareholder. Subject to the terms and conditions of this Agreement, Optionee shall have all of the rights of a shareholder of the Company with respect to the Shares from and after the date that Optionee delivers full payment of the Exercise Price until such time as Optionee disposes of the Shares or the Company and/or its assignee(s) exercises the Repurchase Option or Right of First Refusal hereunder. Upon such exercise, Optionee shall have no further rights as a holder of the Shares so purchased except the right to receive payment for the Shares so purchased in accordance with the provisions of this Agreement, and Optionee shall forthwith cause the certificate(s) evidencing the Shares so purchased to be surrendered to the Company for transfer or cancellation.

8.      Tax Consequences.

        (a) Tax Consultation. Optionee understands that Optionee may suffer adverse tax consequences as a result of Optionee's purchase or disposition of the Shares. Optionee represents that Optionee has consulted with any tax consultants Optionee deems advisable in connection with the purchase or disposition of the Shares and that Optionee is not relying on the Company for any tax advice.

        (b) Section 83(b) Election For Alternative Minimum Tax for Incentive Stock Options. If the Option being exercised is an incentive stock option, Optionee hereby acknowledges that Optionee has been informed that, with respect to the exercise of any incentive stock option, unless an election is filed by the Optionee with the Internal Revenue Service within thirty (30) days of the purchase of the Shares, electing pursuant to Section 83(b) of the Internal Revenue Code of 1986, as amended (and similar state tax provisions if applicable) to be taxed currently for alternative minimum tax purposes on any difference between the purchase price of the Shares and their fair market value on the date of purchase, the Optionee will be required to include (for alternative minimum tax purposes only) an amount equal to the excess, if any, of the fair market value of the Shares, at the time the Company's Repurchase Option lapses over the purchase price for such Shares. Optionee represents that Optionee has consulted any tax consultant(s) Optionee deems advisable in connection with the purchase of the Shares or the filing of the Election for alternative minimum tax purposes under Section 83(b) and similar tax provisions. A form of Election Under Section 83(b) is attached hereto as ATTACHMENT 3 for reference. OPTIONEE HEREBY ASSUMES ALL RESPONSIBILITY FOR FILING SUCH ELECTION AND PAYING ANY TAXES RESULTING FROM SUCH ELECTION OR THE LAPSE OF THE REPURCHASE RESTRICTIONS ON THE SHARES.

        (c) Section 83(b) Election For Nonstatutory Stock Options. If the Option being exercised is a nonstatutory stock option, Optionee hereby acknowledges that Optionee has been informed that, with respect to the exercise of any nonstatutory stock option, unless an election is filed by the Optionee with the Internal Revenue Service within thirty (30) days of the purchase of the Shares, electing pursuant to Section 83(b) of the Internal Revenue Code of 1986, as amended (and similar state tax provisions if applicable) to be taxed currently for income tax purposes on any difference between the purchase price of the Shares and their fair market value on the date of purchase, the Optionee will be required to include in income an amount equal to the excess, if any, of the fair market value of the Shares, at the time the Company's Repurchase Option lapses over the purchase price for such Shares. Optionee represents that Optionee has consulted any tax consultant(s) Optionee deems advisable in connection with the purchase of the Shares or the filing of the Election under Section 83(b) and similar tax provisions. A form of Election Under Section 83(b) is attached hereto as ATTACHMENT 3A for reference. OPTIONEE HEREBY ASSUMES ALL RESPONSIBILITY FOR FILING SUCH ELECTION AND PAYING ANY TAXES RESULTING FROM SUCH ELECTION OR THE LAPSE OF THE REPURCHASE RESTRICTIONS ON THE SHARES.

9.      Restrictive Legends and Stop-Transfer Orders.

        (a) Legends. Optionee understands and agrees that the Company shall cause the legends set forth below or legends substantially equivalent thereto, to be placed upon any certificate(s) evidencing ownership of the Shares together with any other legends that may be required by state or federal securities laws:

        THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE "ACT") AND MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, PLEDGED OR HYPOTHECATED UNLESS AND UNTIL REGISTERED UNDER THE ACT OR, IN THE OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE ISSUER OF THESE SECURITIES, SUCH OFFER, SALE OR TRANSFER, PLEDGE OR HYPOTHECATION IS IN COMPLIANCE THEREWITH.

        THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFER AND RIGHT OF REPURCHASE AND RIGHT OF FIRST REFUSAL OPTIONS HELD BY THE ISSUER OR ITS ASSIGNEE(S) AS SET FORTH IN THE EXERCISE NOTICE AND RESTRICTED STOCK AGREEMENT BETWEEN THE ISSUER AND THE ORIGINAL HOLDER OF THESE SHARES, A COPY OF WHICH MAY BE OBTAINED AT THE PRINCIPAL OFFICE OF THE ISSUER. SUCH TRANSFER RESTRICTIONS, RIGHT OF REPURCHASE AND RIGHT OF FIRST REFUSAL ARE BINDING ON TRANSFEREES OF THESE SHARES.

        Optionee understands that transfer of the Shares may be restricted by
Section 260.141.11 of the Rules of the California Corporations Commissioner. In the event such a restriction is required by the state of California, a copy of the Commissioner"s Rules will be furnished to Optionee and an additional legend may be required on the Shares.

            (i) Stop-Transfer Notices. Optionee agrees that, in order to ensure compliance with the restrictions referred to herein, the Company may issue appropriate "stop transfer" instructions to its transfer agent, if any, and that, if the Company transfers its own securities, it may make appropriate notations to the same effect in its own records.

            (ii) Refusal to Transfer. The Company shall not be required (A) to transfer on its books any Shares that have been sold or otherwise transferred in violation of any of the provisions of this Agreement or (B) to treat as owner of such Shares or to accord the right to vote or pay dividends to any purchaser or other transferee to whom such Shares shall have been so transferred.

10. Market Standoff Agreement. Optionee hereby agrees that if so requested by the Company or any representative of the underwriters in connection with any registration of the offering of any securities of the Company under the 1933 Act, Optionee shall not sell or otherwise transfer any Shares or other securities of the Company during the one hundred eighty (180) day period following the effective date of a registration statement of the Company filed under the 1933 Act; provided, however, that such restriction shall only apply to the first registration statement of the Company to become effective under the

1933 Act which include securities to be sold on behalf of the Company to the public in an underwritten public offering under the 1933 Act. The Company may impose stop-transfer instructions with respect to securities subject to the foregoing restrictions until the end of such one hundred eighty (180) day period.

11. Successors and Assigns. The Company may assign any of its rights under this Agreement to single or multiple assignees, and this Agreement shall inure to the benefit of the successors and assigns of the Company. Subject to the restrictions on transfer herein set forth, this Agreement shall be binding upon Optionee and his or her heirs, executors, administrators, successors and assigns.

12. Interpretation. Any dispute regarding the interpretation of this Agreement shall be submitted by Optionee or by the Company forthwith to the Plan Administrator which shall review such dispute at its next regular meeting. The resolution of such a dispute by the Administrator shall be final and binding on the Company and on Optionee.

13. Governing Law; Severability. This Agreement shall be governed by and construed in accordance with the laws of the State of California, excluding that body of law pertaining to conflicts of law. Should any provision of this Agreement be determined by a court of law to be illegal or unenforceable, the other provisions shall nevertheless remain effective and shall remain enforceable.

14. Notices. Any notice required or permitted hereunder shall be given in writing and shall be deemed effectively given upon personal delivery or upon deposit in the United States mail by certified mail, with postage and fees prepaid, addressed to the other party at its address as shown below beneath its signature, or to such other address as such party may designate in writing from time to time to the other party.

15. Further Instruments. The parties agree to execute such further instruments and to take such further action as may be reasonably necessary to carry out the purposes and intent of this Agreement.

16. Delivery of Payment. Optionee herewith delivers to the Company the full Exercise Price for the Shares.

17. Entire Agreement. The Plan and Option Agreement are incorporated herein by reference. This Agreement, the Plan and the Option Agreement constitute the entire agreement of the parties and supersede in their entirety all prior undertakings and agreements of the Company and Optionee with respect to the subject matter hereof, and is governed by California law except for that body of law pertaining to conflict of laws.

Submitted by:                          Accepted by:

PURCHASER:                             PURPLE RAY, INC.



________________________________       By ______________________________________
          (Signature)
                                       Its _____________________________________

Address:                               Address:

                                PURPLE RAY, INC.

                                 2000 STOCK PLAN

                          EXHIBIT A TO EXERCISE NOTICE

                       INVESTMENT REPRESENTATION STATEMENT



OPTIONEE          :

COMPANY           :       PURPLE RAY, INC.

SECURITY          :       COMMON STOCK

AMOUNT            :

DATE              :


In connection with the purchase of the above-listed Securities, the undersigned Optionee represents to the Company the following:

        (a) Optionee is aware of the Company's business affairs and financial condition and has acquired sufficient information about the Company to reach an informed and knowledgeable decision to acquire the securities. Optionee is acquiring these securities for investment for Optionee's own account only and not with a view to, or for resale in connection with, any "distribution" thereof within the meaning of the Securities Act of 1933, as amended (the "Securities Act").

        (b) Optionee acknowledges and understands that the securities constitute "restricted securities" under the Securities Act and have not been registered under the Securities Act in reliance upon a specific exemption therefrom, which exemption depends upon, among other things, the bona fide nature of Optionee's investment intent as expressed herein. In this connection, Optionee understands that, in the view of the Securities and Exchange Commission, the statutory basis for such exemption may be unavailable if Optionee's representation was predicated solely upon a present intention to hold these Securities for the minimum capital gains period specified under tax statutes, for a deferred sale, for or until an increase or decrease in the market price of the Securities, or for a period of one year or any other fixed period in the future. Optionee further understands that the Securities must be held indefinitely unless they are subsequently registered under the Securities Act or an exemption from such registration is available. Optionee further acknowledges and understands that the Company is under no obligation to register the securities. Optionee understands that the certificate evidencing the securities will be imprinted with a legend which prohibits the transfer of the Securities unless they are registered or such registration is not required in the opinion of counsel satisfactory to the Company and any other legend required under applicable state securities laws.

        (c) Optionee is familiar with the provisions of Rule 701 and Rule 144, each promulgated under the Securities Act, which, in substance, permit limited public resale of "restricted securities" acquired, directly or indirectly from the issuer thereof, in a non-public offering subject to the satisfaction of certain conditions. Rule 701 provides that if the issuer qualifies under Rule 701 at the time of exercise of the Option by the Optionee, such exercise will be exempt from registration under the Securities Act. In the event the Company later becomes subject to the reporting requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, ninety (90) days thereafter the securities exempt under Rule 701 may be resold, subject to the satisfaction of certain of the conditions specified by Rule 144, including among other things: (1) the sale being made through a broker in an unsolicited "broker's transaction" or in transactions directly with a market maker (as said term is defined under the Securities Exchange Act of 1934); and, in the case of an affiliate, (2) the availability of certain public information about the Company, and the amount of securities being sold during any three month period not exceeding the limitations specified in Rule 144(e), if applicable.

In the event that the Company does not qualify under Rule 701 at the time of exercise of the Option, then the securities may be resold in certain limited circumstances subject to the provisions of Rule 144, which requires among other things: (1) the resale occurring not less than one year after the party has purchased, and made full payment for, within the meaning of Rule 144, the securities to be sold; and, in the case of an affiliate, or of a non-affiliate who has held the securities less than two years, (2) the availability of certain public information about the Company, (3) the sale being made through a broker in an unsolicited "broker's transaction" or in transactions directly with a market maker (as said term is defined under the Securities Exchange Act of 1934), and (4) the amount of securities being sold during any three month period not exceeding the specified limitations stated therein, if applicable.

        (d) Optionee agrees, in connection with the Company's initial underwritten public offering of the Company's securities, (1) not to sell, make short sale of, loan, grant any options for the purchase of, or otherwise dispose of any shares of Common Stock of the Company held by Optionee (other than those shares included in the registration) without the prior written consent of the Company or the underwriters managing such initial underwritten public offering of the Company's securities for one hundred eighty (180) days from the effective date of such registration, and (2) further agrees to execute any agreement reflecting (1) above as may be requested by the underwriters at the time of the public offering; provided however that the officers and directors of the Company who own the stock of the Company also agree to such restrictions.

        (e) Optionee further understands that in the event all of the applicable requirements of Rule 701 or 144 are not satisfied, registration under the Securities Act, compliance with Regulation A, or some other registration exemption will be required; and that, notwithstanding the fact that Rules 144 and 701 are not exclusive, the Staff of the Securities and Exchange Commission has expressed its opinion that persons proposing to sell private placement securities other than in a registered offering and otherwise than pursuant to Rules 144 or 701 will have a substantial burden of proof in establishing that an exemption from registration is available for such offers or sales, and that such persons and their respective brokers who participate in such transactions do so at their own risk. Optionee understands that no assurances can be given that any such other registration exemption will be available in such event.

        (f) Optionee understands that the certificate evidencing the Securities may be imprinted, if required by the state of California, with a legend which prohibits the transfer of the Securities without the consent of the Commissioner of Corporations of

        California. At the time of exercise, Optionee will be furnished with a copy of the applicable Commissioner's Rules with respect to such restriction, if any.



                                        Signature of Optionee:



                                        ________________________________________

                                        Date: ________________, 20__

                                PURPLE RAY, INC.

                                 2000 STOCK PLAN

                         ATTACHMENT 1 TO EXERCISE NOTICE

              STOCK POWER AND ASSIGNMENT SEPARATE FROM CERTIFICATE


FOR VALUE RECEIVED and pursuant to that certain Exercise Notice and Restricted Stock Agreement dated as of __________, 20__, the undersigned hereby sells, assigns and transfers unto ___________________________________________,
_______________ shares of the Common Stock of Purple Ray, Inc., a California corporation, standing in the undersigned's name on the books of said corporation represented by Certificate No. __________ delivered herewith, and does hereby irrevocably constitute the Secretary of said corporation as attorney-in-fact, with full power of substitution, to transfer said stock on the books of said corporation.

Dated:  __________, 20__



                                            ____________________________________
                                                         (Signature)

                                            ____________________________________
                                                     (Please Print Name)



                                            ____________________________________
                                                (Spouse's Signature, if any)

                                            ____________________________________
                                                     (Please Print Name)

                                PURPLE RAY, INC.

                                 2000 STOCK PLAN

                         ATTACHMENT 2 TO EXERCISE NOTICE

                            JOINT ESCROW INSTRUCTIONS



___________, 20__



Secretary
Purple Ray, Inc.

Dear Sir:

               As Escrow Agent for both Purple Ray, Inc., a California corporation ("Corporation"), and the undersigned purchaser of stock of the Corporation ("Purchaser"), you are hereby authorized and directed to hold the documents delivered to you pursuant to the terms of that certain Restricted Stock Agreement ("Agreement"), dated as of __________, 20__, to which a copy of these Joint Escrow Instructions is attached, in accordance with the following instructions:

               1. In the event the Corporation and/or any assignee of the Corporation (referred to collectively for convenience herein as the "Corporation") exercises the Repurchase Option set forth in the Agreement, the Corporation shall give to Purchaser and you a written notice specifying the number of shares of stock to be purchased, the purchase price, and the time for a closing hereunder at the principal office of the Corporation. Purchaser and the Corporation hereby irrevocably authorize and direct you to close the transaction contemplated by such notice in accordance with the terms of said notice.

               2. At the closing, you are directed (a) to date the stock assignments necessary for the transfer in question, (b) to fill in the number of shares being transferred, and (c) to deliver same, together with the certificate evidencing the shares of stock to be transferred, to the Corporation against the simultaneous delivery to you of the purchase price (by check or by cancellation of any debt owed by Purchaser to the Corporation) for the number of shares of stock being purchased pursuant to the exercise of the Repurchase Option.

               3. Purchaser irrevocably authorizes the Corporation to deposit with you any certificates evidencing shares of stock to be held by you hereunder and any additions and substitutions to said shares as defined in the Agreement. Purchaser does hereby irrevocably constitute and appoint you as his attorney-in-fact and agent for the term of this escrow to execute with respect to such securities all documents necessary or appropriate to make such securities negotiable and to complete any transaction herein contemplated, including but not limited to the filing with the Department of Corporations of the State of California of an Application for Consent to Transfer Securities Subject to Legend or Escrow Condition Pursuant to Section 25151 of the California Corporate Securities Law of 1968. Subject to the provisions of this paragraph 3, Purchaser shall exercise all rights and privileges of a stockholder of the Corporation while the stock is held by you.

               4. Upon written request of the Purchaser after each successive one-year period from the date of the Agreement, unless the Repurchase Option has been exercised, you will deliver to Purchaser a certificate or certificates representing so many shares of stock as are not then subject to the Repurchase Option. Ninety days after cessation of Purchaser's service to the Company, you will deliver to Purchaser a certificate or certificates representing the aggregate number of shares sold and issued pursuant to the Agreement and not purchased by the Corporation or its assignees pursuant to exercise of the Repurchase Option.

               Notwithstanding the foregoing, none of the certificates representing the shares of stock deposited under these escrow instructions shall be released to the Purchaser if the Purchaser's Note given in payment for such shares has not been paid in full. So long as any Note is outstanding, the shares shall be held by you as collateral for the obligation under the Note. Subject to the provisions of this paragraph 4, upon payment of the Note in full the certificates representing the shares may be released and delivered to the Purchaser. In the event Purchaser defaults in payment of the Note when due, you shall, upon written request of the Corporation, deliver the certificate evidencing the shares of stock and the stock assignments to the Corporation to enable the Corporation to exercise its rights as a secured party under the Commercial Code of the State of California.

               5. If at the time of termination of this escrow you should have in your possession any documents, securities, or other property belonging to Purchaser, you shall deliver all of same to Purchaser and shall be discharged of all further obligations hereunder.

               6. Your duties hereunder may be altered, amended, modified or revoked only by a writing signed by all of the parties hereto.

               7. You shall be obligated only for the performance of such duties as are specifically set forth herein and may rely and shall be protected in relying or refraining from acting on any instrument reasonably believed by you to be genuine and to have been signed or presented by the proper party or parties. You shall not be personally liable for any act you may do or omit to do hereunder as Escrow Agent or as attorney-in-fact for Purchaser while acting in good faith and in the exercise of your own good judgment, and any act done or omitted by you pursuant to the advice of your own attorneys shall be conclusive evidence of such good faith.

               8. You are hereby expressly authorized to disregard any and all warnings given by any of the parties hereto or by any other person or corporation, excepting only orders or process of courts of law, and are hereby expressly authorized to comply with and obey orders, judgments or decrees of any court. In case you obey or comply with any such order, judgment or decree, you shall not be liable to any of the parties hereto or to any other person, firm or corporation by reason of such compliance, notwithstanding any such order, judgment or decree being subsequently reversed, modified, annulled, set aside, vacated or found to have been entered without jurisdiction.

               9. You shall not be liable in any respect on account of the identity, authorities or rights of the parties executing or delivering or purporting to execute or deliver the Agreement or any documents or papers deposited or called for hereunder.

               10. You shall not be liable for the outlawing of any rights under the Statute of Limitations with respect to these Joint Escrow Instructions or any documents deposited with you.

               11. You shall be entitled to employ such legal counsel and other experts as you may deem necessary properly to advise you in connection with your obligations hereunder, may rely upon the advice of such counsel, and may pay such counsel reasonable compensation therefor.

               12. Your responsibilities as Escrow Agent hereunder shall terminate if you shall cease to be Secretary of the Corporation or if you shall resign by written notice to each party. In the event of any such termination, the Corporation shall appoint a successor Escrow Agent.

               13. If you reasonably require other or further instruments in connection with these Joint Escrow Instructions or obligations in respect hereto, the necessary parties hereto shall join in furnishing such instruments.

               14. It is understood and agreed that should any dispute arise with respect to the delivery and/or ownership or right of possession of the securities held by you hereunder, you are authorized and directed to retain in your possession without liability to anyone all or any part of said securities until such disputes shall have been settled either by mutual written agreement of the parties concerned or by a final order, decree or judgment of a court of competent jurisdiction after the time for appeal has expired and no appeal has been perfected, but you shall be under no duty whatsoever to institute or defend any such proceedings.

               15. Any notice required or permitted hereunder shall be given in writing and shall be deemed effectively given upon personal delivery or upon deposit in the United States Post Office, by registered or certified mail with postage and fees prepaid, addressed to each of the other parties thereunto entitled at the following addresses, or at such other addresses as a party may designate by ten (10) days' advance written notice to each of the other parties hereto.

                CORPORATION:          PURPLE RAY, INC.

                PURCHASER:            ______________________________
                                      ______________________________
                                      ______________________________
                                      ______________________________


                ESCROW AGENT:         Secretary
                                      PURPLE RAY, INC.

                                      ______________________________

               16. By signing these Joint Escrow Instructions, you become a party hereto only for the purpose of said Joint Escrow Instructions; you do not become a party to the Agreement.

               17. This instrument shall be binding upon and inure to the benefit of the parties hereto, and their respective successors and permitted assigns.

                                        Very truly yours,

                                        PURPLE RAY, INC.
                                        a California corporation

                                            By _________________________________

                                            Title ______________________________

                                            PURCHASER


                                            ____________________________________
                                            ESCROW AGENT

                                            ____________________________________
                                                          Secretary

                                PURPLE RAY, INC.
                                 2000 STOCK PLAN

                         ATTACHMENT 3 TO EXERCISE NOTICE


ALTERNATIVE MINIMUM TAX ELECTION UNDER SECTION 83(b) OF THE INTERNAL REVENUE CODE OF 1986


               The undersigned Taxpayer hereby elects, pursuant to the provisions of Sections 55-56 and 83(b) of the Internal Revenue Code of 1986, as amended, to include in alternative minimum taxable income for the Taxpayer's current taxable year, as compensation for services, the excess, if any, of the fair market value of the property described below at the time of transfer over the amount paid for such property.

1.      Taxpayer's Name: _______________________________________________________

        Taxpayer's Address: ____________________________________________________

                            ____________________________________________________

        Social Security Number:_________________________________________________

2. The property with respect to which the election is made is described as follows: ___________ shares of Common Stock of Purple Ray, Inc., a California corporation (the "Company"), which is Taxpayer's employer or the corporation for whom the Taxpayer has performed services.

3. The date on which the shares were transferred was ___________, 20__, and this election is made for calendar year 20__.

4.      The shares are subject to the following restrictions:

        The Company may repurchase all or a portion of the shares at the Taxpayer's original purchase price under certain conditions at the time of Taxpayer's termination of employment or services.

5. The fair market value of the shares (without regard to restrictions other than restrictions which by their terms will never lapse) was $_________ per share at the time of transfer.

6.      The amount paid for such shares was $________ per share.

7. The Taxpayer has submitted a copy of this statement to the Company as the Taxpayer's employer or the corporation for whom the Taxpayer has performed services.

THIS ELECTION MUST BE FILED WITH THE INTERNAL REVENUE SERVICE ("IRS") (AT THE OFFICE WHERE THE TAXPAYER FILES ANNUAL INCOME TAX RETURNS) WITHIN 30 DAYS AFTER THE DATE OF TRANSFER OF THE PROPERTY, AND MUST ALSO BE FILED WITH THE TAXPAYER'S INCOME TAX RETURNS FOR THE CALENDAR YEAR ABOVE STATED. THE ELECTION CANNOT BE REVOKED WITHOUT THE CONSENT OF THE IRS.


Dated: ______________, 20__                     ________________________________
                                                      Taxpayer's Signature

                                                ________________________________
                                                   Spouse's Signature (if any)

                                PURPLE RAY, INC.
                                 2000 STOCK PLAN

                        ATTACHMENT 3A TO EXERCISE NOTICE

        ELECTION UNDER SECTION 83(b) OF THE INTERNAL REVENUE CODE OF 1986


The undersigned Taxpayer hereby elects, pursuant to the provisions of Section 83(b) of the Internal Revenue Code of 1986, as amended, to include in taxable income for the Taxpayer's current taxable year, as compensation for services, the excess, if any, of the fair market value of the property described below at the time of transfer over the amount paid for such property.

1.      Taxpayer's Name: _______________________________________________________

        Taxpayer's Address: ____________________________________________________

                            ____________________________________________________

        Social Security Number:_________________________________________________

2. The property with respect to which the election is made is described as follows: ___________ shares of Common Stock of PURPLE RAY, INC., a California corporation (the "Company"), which is Taxpayer's employer or the corporation for whom the Taxpayer has performed services.

3. The date on which the shares were transferred was ___________, 20__, and this election is made for calendar year 20__.

4.      The shares are subject to the following restrictions:

        The Company may repurchase all or a portion of the shares at the Taxpayer's original purchase price under certain conditions at the time of Taxpayer's termination of employment or services.

5. The fair market value of the shares (without regard to restrictions other than restrictions which by their terms will never lapse) was $_________ per share at the time of transfer.

6.      The amount paid for such shares was $________ per share.

7. The Taxpayer has submitted a copy of this statement to the Company as the Taxpayer's employer or the corporation for whom the Taxpayer has performed services.

THIS ELECTION MUST BE FILED WITH THE INTERNAL REVENUE SERVICE ("IRS") (AT THE OFFICE WHERE THE TAXPAYER FILES ANNUAL INCOME TAX RETURNS) WITHIN 30 DAYS AFTER THE DATE OF TRANSFER OF THE PROPERTY, AND MUST ALSO BE FILED WITH THE TAXPAYER'S INCOME TAX RETURNS FOR THE CALENDAR YEAR ABOVE STATED. THE ELECTION CANNOT BE REVOKED WITHOUT THE CONSENT OF THE IRS.


Dated: ______________, 20__                     ________________________________
                                                      Taxpayer's Signature

                                                ________________________________
                                                   Spouse's Signature (if any)